Exhibit (13)(e)(iii)

AMENDMENT NO. 2

PARTICIPATION AGREEMENT

Amendment No. 2, which is dated December 4, 2020, to the Participation Agreement, (the “Agreement”), dated August 15, 2003, among EQ Premier VIP Trust (formerly, AXA Premier VIP Trust), American General Life Insurance Company and Equitable Distributors, LLC (formerly, AXA Distributors, LLC) (collectively, the “Parties”).

WHEREAS, the Parties wish to amend the Agreement to reflect the name change of AXA Distributors, LLC, AXA Premier VIP Trust, Charter Multi-Sector Bond Portfolio and AXA Moderate Allocation Portfolio.

The Parties hereby agree to amend the Agreement as follows:

1.	All references in the Agreement to AXA Premier VIP Trust and AXA Distributors, LLC are hereby deleted and replaced with EQ Premier VIP Trust and Equitable Distributors, LLC, respectively.

2.

Name Changes. The names of Charter Multi-Sector Bond Portfolio and AXA Moderate Allocation Portfolio as listed in Schedule A to the Agreement have been changed to EQ/Core Plus Bond Portfolio and EQ/Moderate Allocation Portfolio, respectively.

3.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 2 effective as of July 16, 2020.

EQ PREMIER VIP TRUST		AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	/s/ Kenneth Kozlowski	By:	/s/ Timothy M. Heslin
Name:	Kenneth Kozlowski	Name:	Timothy M. Heslin
Title:	Senior Vice President	Title:	Senior Vice President
Date: 3/6/2021		Date: 2/4/2021

EQUITABLE DISTRIBUTORS, LLC

By:	/s/ Nicholas B. Lane
Name:	Nicholas B. Lane
Title:	Chairman, President and Chief Executive Officer
Date: 3/5/2021

SCHEDULE A

DESIGNATED PORTFOLIOS AND CLASSES

Portfolios of

EQ Premier VIP Trust

Portfolios	Classes
EQ/Moderate Allocation Portfolio	Class A
EQ/Core Plus Bond Portfolio	Class A

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